                     AMENDMENT NO. 11 TO MASTER DISTRIBUTION
                          AND SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                  Advisor Class

         THIS AMENDMENT NO. 11 TO MASTER  DISTRIBUTION AND SHAREHOLDER  SERVICES
PLAN is made as of the 3rd day of  September,  2002,  by each of the above named corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall  have  the  meaning  ascribed  to  them  in the  Master  Distribution  and
Shareholder Services Plan.

                                    RECITALS

         WHEREAS,  the Issuers are parties to a certain Master  Distribution and
Shareholder  Services  Plan dated  September  3, 1996,  amended  June 13,  1997,
September 30, 1997,  June 30, 1998,  November 13, 1998,  February 16, 1999, July
30, 1999,  November 19, 1999, June 1, 2000,  April 30, 2001 and December 3, 2001
(the "Plan"); and

         WHEREAS,  American Century Mutual Funds,  Inc., has added a new series,
Large  Company  Growth  Fund  (the  "Fund"),  for  which  the  Fund's  board has established an Advisor Class of shares; and

         WHEREAS,  the  parties  desire  to amend  the Plan to adopt the Plan on behalf of the Fund.

         NOW,  THEREFORE,  in  consideration  of the mutual  promises  set forth herein, the parties hereto agree as follows:

         1.  Schedule  A to the Plan is  hereby  amended  by  deleting  the text thereof in its entirety and  inserting in lieu  therefor the Schedule A attached hereto.

         2. After the date hereof, all references to the Plan shall be deemed to mean the  Master  Distribution  and  Shareholder  Services  Plan,  as amended by
Amendment No. 1,  Amendment No. 2,  Amendment No. 3,  Amendment No. 4, Amendment
No. 5,  Amendment  No. 6,  Amendment No. 7,  Amendment  No. 8,  Amendment No. 9,
Amendment No. 10 and this Amendment No. 11.

         3. In the event of a conflict  between the terms of this  Amendment No.
11 and the  Plan,  it is the  intention  of the  parties  that the terms of this
Amendment No. 11 shall control and the Plan shall be  interpreted on that basis.
To the extent the provisions of the Plan have not been amended by this Amendment
No. 11, the parties hereby confirm and ratify the Plan.

         4. This  Amendment No. 11 may be executed in two or more  counterparts, each of which shall be an original and all of which  together  shall  constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 11 as of the date first above written.

                                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                    AMERICAN CENTURY MUTUAL FUNDS, INC.
                                    AMERICAN CENTURY STRATEGIC ASSET
                                        ALLOCATIONS, INC.
                                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                    BY:  /s/Charles A. Etherington
                                         Charles A. Etherington
                                         Vice President of each of the Issuers

                                   SCHEDULE A

                      Series Offering Advisor Class Shares

Fund                                                  Date Plan Adopted
----                                                  -----------------
American Century Capital Portfolios, Inc.
*     Equity Income Fund                              September 3, 1996
*     Value Fund                                      September 3, 1996
*     Real Estate Fund                                June 13, 1997
*     Small Cap Value Fund                            June 30, 1998
*     Large Cap Value Fund                            July 30, 1999
American Century Mutual Funds, Inc.
*     Balanced Fund                                   September 3, 1996
*     Growth Fund                                     September 3, 1996
*     Heritage Fund                                   September 3, 1996
*     Intermediate-Term Bond Fund                     September 3, 1996
*     Select Fund                                     September 3, 1996
*     Ultra Fund                                      September 3, 1996
*     Vista Fund                                      September 3, 1996
*     High-Yield Fund                                 September 20, 1997
*     Tax-Managed Value Fund                          February 26, 1999
*     Veedot Fund                                     November 19, 1999
*     Veedot Large-Cap Fund                           November 19, 1999
*     Large Company Growth Fund                       September 3, 2002
American Century Strategic Asset Allocations, Inc.
*     Strategic Allocation: Aggressive Fund           September 3, 1996
*     Strategic Allocation: Conservative Fund         September 3, 1996
*     Strategic Allocation: Moderate Fund             September 3, 1996
American Century World Mutual Funds, Inc.
*     International Growth Fund                       September 3, 1996
*     International Discovery Fund                    September 3, 1996
*     Emerging Markets Fund                           September 3, 1996
*     Global Growth Fund                              December 1, 1998
*     Life Sciences Fund                              June 1, 2000
*     Technology Fund                                 June 1, 2000
*     European Growth Fund                            May 1, 2001